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                                                                    EXHIBIT 4.5


                           INDEMNIFICATION AGREEMENT

         This AGREEMENT, made and entered into this 8TH day of March, 2001, by and between FLORIDA COASTLINE COMMUNITY GROUP, INC., a Florida chartered corporate organization (hereinafter called the "Company") and ___________________ (hereinafter called "Indemnitee").

                                  WITNESSETH:

         WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors or officers of a corporation unless they are protected by comprehensive insurance or indemnification, especially since shareholder and derivative lawsuits against corporations, their directors and officers for line-of-duty decisions and actions have increased in number in recent years for damages in amounts which have no reasonable or logical relationship to the amount of compensation received by the directors or officers from the corporation; and

         WHEREAS, the vagaries of "public policy" and the interpretations of ambiguous statutes, regulations and by-laws are too uncertain to provide corporate officers and directors with adequate, reliable knowledge of legal risks to which they may be exposed with these indeterminables multiplied for officers and directors of corporations such as the COMPANY, engaged in the conduct of the financial services business; and

         WHEREAS, damages sought by class action plaintiffs and derivative action plaintiffs in some cases are brought or maintained whether or not the case is meritorious, and the cost of defending them is enormous with few individual directors and officers having the resources to sustain such legal costs, not to mention the risk of a judgment even in cases where the defendant was neither culpable nor profited personally to the detriment of the corporation; and

         WHEREAS, the Board of Directors, based upon their experience as business managers, have concluded that the continuation of present trends in litigation against corporate directors and officers will inevitably result in less effective direction and supervision of the COMPANY and its subsidiaries' and affiliates' business affairs and the operation of their facilities, as opposed to aggressive supervision and management in the search for safety, soundness and profits, and the Board deems such consequences to be so detrimental to the best interests of the COMPANY's shareholders that it has concluded that its directors and officers should be provided with maximum protection against inordinate risks in order to insure that the most capable persons otherwise available will be attracted to such positions; therefore, said directors have further concluded that it is not only reasonable and prudent but necessary for the COMPANY contractually to obligate itself to indemnify in a reasonable and adequate manner its directors and officers and the directors and officers of its affiliates and to assume for itself maximum liability for expenses and damages in connection with claims lodged against them for their line-of-duty decisions and actions; and

         WHEREAS, Chapter 607 of the Florida Business Corporation Act, under which the COMPANY is organized, empowers corporations to indemnify persons serving as a director, officer, employee or agent of the COMPANY or a person who serves at the request of the COMPANY as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and further specifies that the indemnification set forth in said chapter

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shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and said Chapter further empowers to a corporation to purchase and maintain insurance on behalf of such persons against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of said laws; and

         WHEREAS, the COMPANY initiated an investigation to determine the type of insurance available, the nature and extent of the coverage provided and the cost thereof to the COMPANY to insure each director and officer of the COMPANY and of its affiliates against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding with which he or she might become threatened or made a party by reason of such status and/or such person's line-of-duty decisions or actions; and, upon receiving such information the directors of the COMPANY concluded that, at present, it would be in the best interests of its shareholders for the COMPANY to purchase and maintain such insurance as the COMPANY has in fact purchased and that its shareholders' interests would be best served by the COMPANY's additionally contracting with such directors and officers as it should determine to indemnify such persons and thereby provide additional protection to such of the COMPANY's officers and directors against such potential liabilities; and

         WHEREAS, the COMPANY desires to have INDEMNITEE serve or continue to serve as a director, officer, employee or agent of the COMPANY or of any other corporation, subsidiary, partnership, joint venture, employee benefit plan, or trust or other enterprise of which he or she has been or is serving, or may serve, at the request, for the convenience of or to represent the interests of the COMPANY and to protect the same from undue claims by reason thereof, and INDEMNITEE desires to serve or to continue to serve (provided that he or she is furnished the indemnity provided for hereinafter), in one or more of such capacities.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the COMPANY and INDEMNITEE do hereby covenant and agree as follows:

         1. AGREEMENT TO SERVE. INDEMNITEE will serve and/or continue to serve, at the will of the COMPANY or under separate contract, if such exists, the COMPANY and such Affiliates of the COMPANY as INDEMNITEE shall from time to time agree, as a director, officer, employee and agent thereof, faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Bylaws thereof or until such time as he or she tenders his or her resignation in writing.

         2. INDEMNIFICATION. The COMPANY shall, and does hereby agree to, indemnify and hold harmless in all respects INDEMNITEE:

                  (a) If INDEMNITEE is a person who was or is a party or is threatened to be made a party to, a person named in, or a witness named for, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative in nature (other

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than an action by or in the right of the COMPANY) by reason of the fact that he or she is or was a director, officer, employee or agent of the COMPANY or is or was serving at the request of the COMPANY as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, ("Affiliate") or by reason of anything actually or allegedly done or not done by him or her in any such capacity, against any and all liabilities, claims, assessments, judgments, fines, penalties and amounts paid in settlement thereof, as well as any and all costs, fees and expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the investigation, defense or appeal of such action, suit or proceeding or in the defense of any claim, issue or matter described therein;

                  (b) If INDEMNITEE is a person who was or is a party or is threatened to be made a party to, a person named in, or a witness named for, any threatened, pending or completed action, suit or proceeding by or in the right of the COMPANY to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the COMPANY or is or was serving at the request of the COMPANY as a director, officer, employee or agent of any Affiliate, or by reason of anything actually or allegedly done or not done by him or her in any such capacity, against any and all liabilities, claims, assessments, judgments, fines, penalties and amounts paid in settlement thereof, as well as any and all costs, fees and expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such action, suit or proceeding;

                  (c) To the full extent provided, allowed, authorized or not prohibited by: (i) Section 607.0850 of the Florida Business Corporation Act or any amendment thereof (to the extent such amendment permits, authorize or allows broader indemnification rights than permitted, authorized or allowed prior thereto), or other statutory provision authorizing, allowing, permitting or not prohibiting such indemnification that is adopted hereafter; and (ii)
Article X of the COMPANY's Bylaws; and

                  (d) To the extent INDEMNITEE has been successful on the merits or otherwise in defense of any actions, suits or proceedings referred to in subsections (a), (b) or (c) of this section, or in the defense of any claim, issue or matter described therein, against any and all costs, fees and expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the investigation, defense or appeal of such actions, suits or proceedings.

         3. ASSUMPTION OF LIABILITY BY THE COMPANY. If INDEMNITEE is deceased and is entitled to indemnification under any provision of this Agreement, the COMPANY shall indemnify and hold harmless INDEMNITEE's estate and his or her spouse, heirs, administrators and executors against and the COMPANY shall assume, and does hereby agree to assume, any and all liabilities, claims, assessments, judgments, fines, penalties and amounts paid in settlement thereof, as well as any and all costs, fees and expenses (including attorneys' fees) actually and reasonably incurred by or for INDEMNITEE or his or her estate, in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding. Further, when requested in writing by the spouse of INDEMNITEE, and/or the heirs, executors or administrators of INDEMNITEE's estate, the

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COMPANY shall provide appropriate evidence of the COMPANY's agreement set out herein, to indemnify INDEMNITEE against, and to itself assume, such costs, liabilities and expenses.

         4. PARTIAL INDEMNIFICATION. If INDEMNITEE is entitled under any provision of this Agreement to indemnification by the COMPANY for some or a portion of the liabilities, claims, assessments, judgments, fines, penalties and amounts paid in settlement thereof, as well as any and all costs, fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such suit, action or proceeding but not, however, for all of the total amount thereof, the COMPANY, nevertheless, shall, and does hereby agree to, indemnify INDEMNITEE for the portion thereof to which INDEMNITEE is entitled.

         5. INDEMNIFICATION PROCEDURES.

                  (a) Promptly after receipt by INDEMNITEE of notice of the commencement of or the threat of commencement of any action, suit or proceeding, INDEMNITEE shall, if indemnification with respect thereto may be sought from the COMPANY under this Agreement, notify the COMPANY of the commencement or the threat of commencement of such action, suit or proceeding.

                  (b) If, at the time of the receipt of such notice, the COMPANY has D&O Insurance or other applicable insurance in effect, the COMPANY shall give prompt notice of the commencement or threat thereof of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of INDEMNITEE. The COMPANY shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of INDEMNITEE, all indemnification payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

                  (c) To the extent the COMPANY does not, at the time of the commencement of or the threat of commencement of such action, suit or proceeding, have applicable D&O Insurance or other insurance, or if a determination is made that any indemnification arising out of such action, suit or proceeding will not be payable or fully and completely payable under the D&O Insurance or other insurance then in effect, or in the event the COMPANY shall for any reason fail to make any determination regarding any applicable D&O Insurance or other insurance, the COMPANY shall be obligated to pay the expenses of any such action, suit or proceeding in advance of the final disposition thereof, and the COMPANY, if appropriate, and to the extent agreed to by the INDEMNITEE, shall be entitled to assume the defense of such action, suit or proceeding, with counsel satisfactory to INDEMNITEE, upon the delivery to INDEMNITEE of written notice of its election so to do. After delivery of such notice and upon the agreement by the INDEMNITEE and the assumption of the defense by the COMPANY, the COMPANY will not be liable to INDEMNITEE under this Agreement for any legal or other expenses subsequently incurred by the INDEMNITEE in connection with such defense other than reasonable expenses of investigation; PROVIDED THAT INDEMNITEE shall have the right to employ his or her counsel in any such action, suit or proceeding, but the fees and expenses of such counsel incurred after delivery of notice from the COMPANY of its assumption of such defense shall be at the INDEMNITEE's expense; PROVIDED FURTHER THAT if: (i) the employment of counsel by INDEMNITEE has been previously authorized by the COMPANY; (ii) INDEMNITEE

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shall have reasonably concluded that there may be a conflict of interest between the COMPANY and INDEMNITEE in the conduct of any such defense; or (iii) the COMPANY shall not, in fact, have employed counsel to assume the defense of such action; then the fees and expenses of counsel shall be at the expense of the COMPANY.

                  (d) All payments on account of the COMPANY's indemnification obligations under this Agreement shall be made within sixty (60) days of INDEMNITEE's written request therefor unless a determination is made that the claims giving rise to INDEMNITEE's request are excluded claims or otherwise not payable under this Agreement, PROVIDED THAT all payments on account of the COMPANY's obligations for advancement of expenses prior to the final disposition of any action, suit or proceeding shall be made within twenty (20) days of INDEMNITEE's written request therefor or upon such earlier date as is appropriate to properly defend any such action, suit or proceeding, COMPANY's obligation to advance expenses hereunder shall not be subject to any such determination but shall be subject to Paragraph 5(e) of this Agreement.

                  (e) INDEMNITEE agrees and undertakes that he will reimburse the COMPANY for all advanced expenses paid by the COMPANY in connection with any action, suit or proceeding against INDEMNITEE in the event and only to the extent that a determination shall have been made by a court of competent jurisdiction in a final adjudication from which there is no further right of appeal that the INDEMNITEE is not entitled to be indemnified by the COMPANY for such expenses because the INDEMNITEE is not entitled to payment by operation of law and under this Agreement.

         6. PLEA OF NOLO CONTENDERE. The termination of any such action, suit or proceeding which is covered by this Agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption for the purposes of this agreement that INDEMNITEE did not act in good faith and in a manner, which he reasonably believed to be in or not opposed to the best interests of the COMPANY or any of its Affiliates and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         7. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the COMPANY or any Affiliate against INDEMNITEE, his spouse, heirs, executors or administrators after the expiration of two years from the date INDEMNITEE ceases (for any reason) to serve in any one or more of the capacities covered by this Agreement, and any claim or cause of action by or on behalf of the COMPANY or any Affiliate shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

         8. PREPAID EXPENSES. The costs and expenses incurred by INDEMNITEE in investigating, defending or appealing any threatened, pending or completed civil or criminal action, suit or proceedings, whether civil, criminal, legislative, administrative or investigative covered hereunder, shall be paid by the COMPANY in advance as may be appropriate properly to defend any such action, suit or proceeding and/or paid in advance at the request of the INDEMNITEE, and any judgments, fines or amounts paid in settlement shall be paid by the COMPANY in advance, with the understanding and agreement hereby made and entered into by INDEMNITEE and the COMPANY

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that in the event it shall ultimately be determined as provided hereunder that
INDEMNITEE was not entitled to be indemnified, or was not entitled to be fully indemnified, that INDEMNITEE shall repay to the COMPANY such amount, or the appropriate portion thereof, so paid or advanced.

         9. OTHER RIGHTS AND REMEDIES. The indemnification and advance payment of expenses as provided by any provision of this agreement shall not be deemed exclusive of any other rights to which INDEMNITEE may be entitled under any provision of law, the Articles of Incorporation, any Bylaw, this or any other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in this Agreement, and shall continue after INDEMNITEE has ceased to occupy such position or have such relationships and shall inure to the benefit of the heirs, executors and administrators of INDEMNITEE.

         10. SETTLEMENT. The COMPANY shall have no obligation to indemnify INDEMNITEE under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the COMPANY's prior written consent. The COMPANY shall not settle any claim in any manner which would impose any claim, liability, fine, penalty, costs, expenses or any obligation on INDEMNITEE without INDEMNITEE's written consent. Neither the COMPANY nor INDEMNITEE shall unreasonably withhold their consent to any proposed settlement.

         11. RIGHTS NOT EXCLUSIVE. The rights provided hereunder shall not be deemed exclusive of any other rights to which the INDEMNITEE may be entitled under any by-law, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity by holding such office, and shall continue after the INDEMNITEE ceases to serve the COMPANY as an officer, director, employee or agent of the COMPANY or any Affiliate.

         12. ENFORCEMENT.

                  (a) INDEMNITEE's right to indemnification shall be enforceable by INDEMNITEE only in the state courts of the State of Florida and shall be enforceable notwithstanding any adverse determination resulting in the liability for which indemnification is claimed, other than a determination which has been made by the final adjudication of a court of competent jurisdiction, the appeals period for which has expired. In any such action, if a prior, though non-final, adverse determination has been made, the burden of proving that indemnification is required under this Agreement shall be on INDEMNITEE. The COMPANY shall have the burden of proving that indemnification is not required under this Agreement if no such prior adverse determination shall have been made.

                  (b) In the event that any action is instituted by INDEMNITEE under this Agreement, or to enforce or interpret any of the terms of this Agreement, INDEMNITEE shall be entitled to be paid all court costs and expenses, including reasonable counsel fees, incurred by INDEMNITEE with respect to such action, unless the court determines that each of the material

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assertions made by INDEMNITEE as a basis for such action were not made in good faith or were frivolous.

         13. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         14. PRIOR AGREEMENTS. This Agreement shall be of no force and effect with regard to the cost of settlement borne or paid by INDEMNITEE under the provisions of any agreement executed by the COMPANY and/or INDEMNITEE prior to the date hereof.

         15. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

         16. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         17. USE OF CERTAIN TERMS. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

         18. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         19. NOTICE BY INDEMNITEE. INDEMNITEE agrees to promptly notify the COMPANY in writing upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

         20. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if:
(i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

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                  (a)      If to INDEMNITEE, to:






                  (b)      If to the COMPANY, to:

                                    Hans C. Mueller, Chief Executive Officer
                                    Florida Coastline Community Group, Inc.
                                    8720 North Kendall Drive, Suite 114
                                    Miami, Florida 33156

                  (c)      With copy to:

                                    Bischoff & Associates, P.A.
                                    The Aragon Building
                                    288 Aragon Avenue
                                    Coral Gables, Florida 33134
                                    (305) 443-7400 Phone
                                    (305) 443-7442 Facsimile

or to such other address as may have been furnished by either party to the other.

         21. GOVERNING LAW. The Parties hereto agree that this agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Florida.

         22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the COMPANY and its successors and assigns and shall inure to be benefit of the INDEMNITEE and his spouse, heirs, executors and administrators.

         ENTERED into on the day and year first above written.

ATTEST:                               FLORIDA COASTLINE COMMUNITY
                                      GROUP, INC.


By:                                   By:
   ---------------------------           --------------------------------------


                                      INDEMNITEE:


                                      -----------------------------------------
                                                        , Individually

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